SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2009
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)
3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers
     In connection with the resignation of Dr. Bernd Matthes, the Company and Dr. Matthes entered into a separation agreement dated August 7, 2009. Under the terms of the agreement, Dr. Matthes will receive a separation payment of $304,000 and $304,000 in payment of the vacation obligations owed to him and as partial consideration for his non-competition agreement and release. In addition, he will be eligible to receive a pro-rated bonus award with respect to 2009, a pro-rated performance share award with respect to 2009, and six months of outplacement services. In connection with the foregoing, Dr. Matthes agreed, for a period of 18 months, not to seek employment with, or become financially interested in, certain competitors of the Company and released the Company from liability with respect to any potential claims arising from his employment with the Company and its subsidiaries. A copy of the agreement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed as part of this Report.

Exhibit
Number	Description

99.1	Separation Agreement dated August 7, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.
Date: August 13, 2009	By:	/s/ John J. Gasparovic
		Name:	John J. Gasparovic
		Its:	Secretary